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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, of our report dated January 15, 2001 (except with respect to the matters discussed in Note 2 as to which the date is January 18, 2001) included in Sonus Networks, Inc.'s
Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP
Boston, Massachusetts
June 20, 2001